LITFUNDING CORP. REPORTS YEAR-END RESULTS WITH
DRAMATICALLY STRONGER BALANCE SHEET


Monday April 4, 4:00 pm ET

LAS VEGAS--(BUSINESS WIRE)--April 4, 2005--LitFunding Corp. (OTCBB: LFDG - News) reported on March 21 net income of $13.2 million for the year ended Dec. 31, 2004, up $21.4 million from the previous year loss of $8.2 million. The $13.2 million in income includes a $615,400 loss from operations.

The results for the year ended Dec. 31, 2004, included a one-time non-cash gain of $14.1 million realized on the transfer of certain assets. That transfer of assets allowed the company to recognize the economic reality of the event and remove non-recourse debt associated with these assets totaling $26 million plus interest from its balance sheet. Additionally, the creditors agreed to relieve the company of a further $1.6 million in contingent recourse debt.

This transfer of assets during the month of December 2004 was confirmed by the U.S. Bankruptcy Court in January 2005 and was provided for in the plan of reorganization previously confirmed by the U.S. Bankruptcy Court in June 2004.

On a diluted per-share basis, net loss for the year ended Dec. 31, 2004, was 9 cents and net income after the gain discussed above was $1.33. Net loss per share for the year ended Dec. 31, 2003, was 84 cents.

Financial Transformation Almost Complete

President and CEO Morton Reed said, "LitFunding Corp.'s financial transformation was begun in June 2004 when the U.S. Bankruptcy Court approved its plan of reorganization. This allowed the company to put the unnecessarily litigious and expensive petition for Involuntary Bankruptcy that forced the company into Chapter 11 behind itself. We are now building a strong foundation and once again funding attorneys after a long hiatus during our litigation difficulties. We remain dominant in that sector of the litigation funding business.

"We previously announced securing a new $10 million equity line that is available to be drawn upon for the next 36 months, and currently have a backlog of $3 million worth of cases to process."

About the Company

LitFunding Corp. recognizes that many banks and lending institutions frown upon extending loans to lawyers and law firms (especially younger firms with limited history), and that the practice of law, especially on a contingency basis, can be enormously expensive. Therefore, the company created a niche for itself by developing a program that extends financial assistance to those very lawyers who need it the most.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for LitFunding Corp.'s products and trends in LitFunding Corp. operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals, and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook, or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to improve the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (ii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iv) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (v) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vi) the adverse impact of our predecessor's bankruptcy proceedings on our business operations, and relationships with our customers, employees, regulators, distributors, and agents; (vii) performance of our investments; (viii) customer response to new products, distribution channels and marketing initiatives; (ix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (x) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance, and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the market value of our investments, and the lapse rate and profitability of policies; (xi) changes in the federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and (xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, including the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products.


Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.



Contact:
     LitFunding Corp., Las Vegas
     Azra Bailey, 702-317-1610